SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2016

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modiﬁcation to Rights of Security Holders

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by us, during the period from 2013 through 2015, an aggregate of 2,875,000 common shares (the “Executive Incentive Shares”) were issued to, and are still held by, our Executives (Messrs. Randy Selman, President and CEO, Alan Saperstein – COO, Robert Tomlinson - Chief Financial Officer, Clifford Friedland - Senior Vice President Business Development and David Glassman - Senior Vice President Marketing). These Executive Incentive Shares were issued pursuant to the terms of the Executive Incentive Plan approved by our Board of Directors on February 20, 2013, which issuances are discussed in more detail in our Form 10-K filings for the fiscal years ended September 30, 2013, 2014 and 2015.

As previously disclosed by us, the Executive Incentive Shares are subject to a complete restriction on the Executive’s ability to access or transact in any way such shares until the restriction is lifted. Upon a change of control, termination of the Executive’s employment or the imminently proposed and/or anticipated sale of the Company at a price of $1.00 per common share or more, all restrictions on the Executive Incentive Shares and any other common shares held by the Executives will be lifted. In the case of a sale, all restrictions will be lifted in time for those previously restricted shares to participate in all voting with respect to the proposed sale and will be eligible, at the Executive’s option, for inclusion as part of the shares sold in that transaction. Due to the restrictions on the Executive Incentive Shares, we determined that the issuance thereof will not result in taxable compensation income to the Executives (or tax deductible compensation expense to the Company) until such restrictions have been lifted. In the event that termination of the Executive’s employment is the result of the Executive’s voluntary resignation, and such voluntary resignation is not due to the Company’s breach of the Executive’s employment agreement or is not due to constructive termination as outlined in the Executive’s employment agreement, such restrictions will be promptly lifted, provided that no bona-fide and legally defensible objection to such issuance has been raised by written notice provided by a majority of the other four Executives to the terminating Executive, within ninety (90) days after such termination date.

We recently determined that due to an inadvertent oversight, we did not address at the time the presently outstanding Executive Incentive Shares were originally issued how the Executive Incentive Shares would be voted until the above restrictions were lifted. In its November 29, 2016 meeting, our Board of Directors voted, with the Board members who are also Executives abstaining from such vote, to approve an additional provision that until the above restrictions are lifted, the Executive Incentive Shares will be automatically voted on any issue coming before our shareholders in the same actual yes/no ratio as all unrestricted shares voting on such issue. On December 14, 2016, the Executives holding the Executive Incentive Shares formally consented to this provision, as well as a corresponding modification to the restrictive legend on those Executive Incentive Shares issued to and held by them. Based on professional advice, we have determined that the addition of the above provision does not change our initial conclusions with respect to taxable compensation as set forth in the preceding paragraph above.

Another 375,000 common shares have been accrued for potential issuance to the Executives under the Executive Incentive Plan, and we anticipate that if and when those shares are issued, they will be issued under the same restrictions and terms as described above, including the December 14, 2016 modification.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
By: /s/ Robert E. Tomlinson
December 16, 2016	Robert E. Tomlinson, CFO